Exhibit 99.2

HOMETOWN BANCSHARES, INC.

103 DODD STREET
MIDDLEBOURNE, WEST VIRGINIA 26149

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Tammy R. Waggoner, C. Richard Neale, Jr., Robert Feldmeier, Jr., and Jeffrey A. Davis, and any of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Hometown Bancshares, Inc. (“Hometown”) to be held on December 2, 2025 at 5:00 p.m., local time, at the Sistersville Country Club, WV-2, Sistersville, West Virginia 26175, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of October 1, 2025, the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes, full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.

To approve the Agreement and Plan of Merger, dated July 19, 2025, between First Community Bankshares, Inc. (“First Community”) and Hometown, pursuant to which Hometown will merge with and into First Community.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

To approve one or more adjournments of the Hometown special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies from the holders of Hometown common stock in favor of Proposal No. 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

If properly executed and returned to Hometown, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the meeting.

Instructions: Please sign your name exactly as it appears on your stock certificate. When signing in a representative capacity, please include title and authority. By executing this proxy, you are voting all of the shares of Hometown common stock that you own as provided herein.

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.

DATE: ___________ ___, 2025
Signature
PRINT NAME:

Signature if held jointly
PRINT NAME:

(If signing as representative, print title.)